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                                                                   Exhibit 10.21

                                 PROMISSORY NOTE

$15,000                                                          April 21, 1995


               FOR VALUE RECEIVED, the undersigned Christoph M. Adams, a resident of the Commonwealth of Massachusetts (the "Debtor") hereby promises to pay to the order of Transkaryotic Therapies, Inc. (the "Creditor"), at its principal business address, the principal sum of Fifteen Thousand Dollars ($15,000), payable (subject to the other provisions of this Note) in four annual installments of Three Thousand Seven Hundred Fifty Dollars ($3,750) each on May 1 in 1996, 1997, 1998, and 1999, respectively, in each case with all accrued interest hereon as set forth below.

               This Note shall bear interest on the unpaid balance of such principal amount from the date of this Note until paid. The interest rate applicable during each calendar year or portion thereof shall be the rate equal to one per cent (1%) per annum above the average yield in per cent per annum prevailing in the secondary market for one-year United States Treasury Bills as of the last day in such calendar year on which such market is open, as reported in Federal Reserve Statistical Release H-15. Accrued interest hereunder shall be due and payable upon each installment payment of principal of this Note. Overdue principal, and, to the extent permitted by applicable law, overdue interest thereon and all other overdue amounts payable hereunder shall bear interest at an annual rate two per cent (2%) above the annual interest rate applicable to principal not overdue, payable on demand and compounded monthly. Whenever any payment under this Note becomes due on a date which is not a regular business day, the maturity thereof shall be extended to the next succeeding business day and interest shall accrue at the applicable rate during such extension.

               This Note may be prepaid, in whole or in part, at any time without penalty.

               The indebtedness represented by this Note is secured by a certain Pledge Agreement dated as of the date hereof between the Creditor and the Debtor.

               In the event that (i) the Debtor defaults in the payment of any principal or interest hereunder or under any other promissory note payable to the Creditor for more than five (5) days after the date due, or (ii) the Debtor makes an assignment for the benefit of creditors or admits in writing his inability to pay his debts generally as they become due, or (iii) any order, judgment or decree is entered adjudicating the Debtor bankrupt of insolvent, or
(iv) the Debtor petitions (or consents to any petition to) any tribunal for the appointment of a trustee or receiver of the Debtor or of any substantial part of his assets under any bankruptcy, debt readjustment, insolvency, dissolution, or liquidation law of any jurisdiction, or (v) the Debtor's employment by the Creditor is terminated either by the Creditor for cause (which term shall mean
(a) the Debtor's breach of his obligations under the Employment Agreement between the Debtor and the Creditor dated as of November 20, 1993 (or any successor agreement thereto), or (b) the Debtor's having been convicted of a felony) or by the Debtor, then, and in every such event (each, an "Event of Default"), the Creditor may declare all amounts owing with respect this Note, and such amounts shall thereupon become, due and payable without presentment, demand,
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protest, or notice of any kind, all of which are hereby expressly waived.

               To the extent permitted by applicable law, any sums credited by or due from the Creditor to the Debtor, including, but not limited to, annual employment bonuses and amounts payable to the Debtor by the Creditor upon or after the termination of the Debtor's employment by the Creditor, may at any time be applied to the Debtor's obligations hereunder.

               Should the indebtedness evidenced by this Note or any part thereof be collected by action at law, or in bankruptcy, receivership or other court proceedings, or should this note be placed in the hands of attorneys for collection after default, the Debtor agrees to pay, upon demand by the holder hereof, in addition to principal and other sums, if any, due and payable hereon, court costs and reasonable attorneys' fees and other collection charges and expenses, unless prohibited by law.

               The Debtor and all indorsers and/or guarantors hereof (i) consent and agree to be bound by the provisions of this Note, absolutely and unconditionally, to pay the principal and interest of this note and all other charges for which the Debtor may be or become liable hereunder as herein provided, (ii) waive trial by jury in any action on this Note, (iii) waive presentment, notice of nonpayment, notice of protest, suit and all other conditions precedent in connection with the collection and enforcement of this Note, (iv) waive any right to the benefit of, or to direct the application of, any security for this Note until all indebtedness hereunder shall have been paid in full, and (v) waive the right to require the holder hereof to proceed against any other person or to pursue any other remedy before proceeding against him, and, except as otherwise required by law, waives the right to require the holder hereof to proceed against any security before proceeding against him.

               No delay or omission on the part of the Creditor in exercising any right hereunder shall operate as a waiver of such right or of any right under this Note. No waiver shall be deemed binding on the Creditor unless in writing signed by the Creditor, and then only to the extent specifically set forth therein.

               This Note shall be deemed to take effect as a sealed instrument under, and be construed in accordance with, the laws of the Commonwealth of Massachusetts.



 /s/ Paul Hassie                                        /s/ Christoph M .Adams
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Witness                                                 Christoph M. Adams